SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

April 28, 2010
(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO 80021-2510
(Address of principal executive offices, including ZIP Code)

(303) 469-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Ball Corporation
Current Report on Form 8-K
Dated April 29, 2010

Item 2.02.  Results of Operations and Financial Condition.

On April 29, 2010, Ball Corporation (the “Company”) issued a press release announcing its first quarter earnings for 2010, which results are set forth in the press release dated April 29, 2010, and attached hereto as Exhibit 99.1.

Earnings information regarding the first quarter 2010, as well as information regarding the use of non-GAAP financial measures, are set forth in the attached press release.

The information in this Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2010, the Human Resources Committee of the Board of Directors approved the Deposit Share Program (“Program”) and the form of Notification of Deposit Share Program Award of Opportunity to Participate in the Deposit Share Program of Ball Corporation Pursuant to Ball Corporation’s 2010 Stock and Cash Incentive Plan (“Notification of Award Form”).  The Program was adopted to encourage certain officers and employees to acquire a larger equity ownership interest in the Company to further align the personal interests of the Participants with the interests of the shareholders of the Company.  The Program and Notification of Award Form are attached hereto as Exhibits 10.1 and 10.2, respectively.  Under the Program, Restricted Stock Units (“RSUs”) will be granted to a Participant equal to such Participant’s acquisition of Newly Acquired Shares, up to the maximum amount set forth in the Notification of Award Form.  Participants promise that during the Holding Period the Newly Acquired Shares will not be sold, transferred or diversified prior to the lapse of restrictions on the matching RSUs or the respective number of RSUs will be forfeited.  Restrictions with respect to matching RSUs will lapse on the following schedule:  30 percent of the restrictions will lapse in the 2nd year on either March 15, June 15, September 15 or December 15 of the quarter immediately following the anniversary of the Grant Date; 30 percent will lapse in the 3rd year in the same manner; 40 percent will lapse in the 4th year in the same manner.  The restrictions may lapse at an accelerated rate as may be specified in the Notification of Award Form.  The Acquisition Period is the period of time during which the Participant may acquire shares pursuant to the Program.  The Holding Period is the period of time during which a Participant is required to retain Newly Acquired Shares in order to have the restrictions lapse on the RSUs.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On April 28, 2010, the Board of Directors of the Company amended the Bylaws to set the mandatory retirement age of board members at seventy-two.  Exhibit 3(ii) attached hereto provides the text of the amended section.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The following are furnished as exhibits to this report:

Exhibit 3.ii	Amended Language of the Bylaws

Exhibit 10.1	Deposit Share Program

Exhibit 10.2	Notification of Award of Opportunity to Participate in the Deposit Share Program of Ball Corporation Pursuant to Ball Corporation’s 2010 Stock and Cash Incentive Plan

Exhibit 99.1	Ball Corporation Press Release dated April 29, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:	/s/ Scott S. Morrison
	Name:	Scott C. Morrison
	Title:	Senior Vice President and Chief Financial Officer

Date:  April 29, 2010

Ball Corporation
Form 8-K
April 29, 2010

EXHIBIT INDEX

Description	Exhibit

Amended Language of the Bylaws	3.ii

Deposit Share Program	10.1

Notification of Award of Opportunity to Participate in the Deposit Share Program of Ball Corporation Pursuant to Ball Corporation’s 2010 Stock and Cash Incentive Plan	10.2

Ball Corporation Press Release dated April 29, 2010	99.1